UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011 (March 17, 2011)

BELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11471	27-5023441
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 704-6000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Reincorporation

Effective as of March 17, 2011, Bell Industries, Inc., a California corporation (“Bell California”), merged with and into its wholly-owned subsidiary, Delaware Bell Industries, Inc., a Delaware corporation (“Bell Delaware” or the “Company”). The purpose of the merger was to change the state of incorporation of Bell California from California to Delaware. The merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2011 (the “Merger Agreement”), which was approved and adopted by the shareholders of Bell California at the Annual Meeting of Shareholders held on January 28, 2011 (the “Annual Meeting”). A Certificate of Merger was filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California on that same date.

Pursuant to the Merger Agreement, Bell Delaware changed its name to “Bell Industries, Inc.” Subsequent to the merger contemplated by the Merger Agreement, the Certificate of Incorporation and Bylaws of Bell Delaware continued in full force and effect as the Certificate of Incorporation and Bylaws of the surviving corporation and the persons serving as the directors and officers of Bell California became the directors and officers of the surviving corporation.

On the effective date of the merger, the issued and outstanding shares of common stock, without par value, of Bell California automatically converted into shares of the common stock, par value $0.01 per share, of Bell Delaware on a one-for-one basis, and Bell Delaware succeeded to all the assets, liabilities and business of Bell California. The shareholders of Bell California were not required to surrender their certificates for the common stock of Bell California, and replacement certificates representing shares of Bell Delaware will be issued in exchange therefor upon presentment. Additionally, at the effective time of the merger, Bell Delaware assumed Bell California’s 2007 Stock Option Incentive Plan, as amended, and 2001 Stock Option Plan and options and all obligations of Bell California under such plans. Bell California’s other employee benefit plans and arrangements will also be continued by Bell Delaware upon the same terms and subject to the same conditions.

The merger did not result in any change in the business, management, location of the principal executive offices, assets or liabilities of Bell California.

As a result of the merger, Bell Delaware became the successor corporation to Bell California under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its common stock and will succeed to Bell California’s reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the common stock of Bell Delaware is deemed to be registered under Section 12(g) of the Exchange Act.

Amended and Restated Credit Agreement

On March 18, 2011, the Company entered into an Amended and Restated Credit Agreement dated as of March 18, 2011 (the “Restated Credit Agreement”) with Wells Fargo Capital Finance, Inc., formerly Wells Fargo Foothill, Inc., as Agent (“WFCF”) for a $10.0 million secured revolving line of credit.  The Restated Credit Agreement amends and restates in its entirety the Credit Agreement dated January 31, 2007 between Bell California and Wells Fargo Foothill, Inc., as well as that certain Amendment Number One to Credit Agreement and Waiver dated as of March 20, 2007, that certain Amendment Number Two to Credit Agreement, Consent and Waiver dated as of August 14, 2007, that certain Amendment Number Three to Credit Agreement dated as of April 11, 2008, that certain Amendment Number Four to Credit Agreement, Consent and Partial Release Agreement dated as of June 13, 2008, that certain Amendment Number Five to Credit Agreement and Joinder Agreement dated as of March 12, 2009, that certain Amendment Number Six to Credit Agreement dated as of March 25, 2009, and that certain Amendment Number Seven to Credit Agreement dated as of February 11, 2010 (collectively, the “Prior Credit Agreement”).  The Restated Credit Agreement has an aggregate credit limit in the amount of $10.0 million (which increases to $12.5 million during certain periods each year that coincide with peak seasonal business activity of the Company’s operating subsidiaries) and matures on March 18, 2014.   The description of the material terms of the Restated Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

ITEM 1.02 Termination of a Material Definitive Agreement

As discussed above and below, the Company has entered into the Restated Credit Agreement that replaces the Prior Credit Agreement.  The Prior Credit Agreement was described in more detail in, and filed as Exhibit 10.1 with, Bell California’s Current Report on Form 8-K filed on February 6, 2007, Current Report on Form 8-K filed on August 17, 2007, Current Report on Form 8-K filed on April 17, 2008, Current Report on Form 8-K filed on June 19, 2008, and Current Report on Form 8-K filed on February 18, 2010.  Effective March 18, 2011, the Prior Credit Agreement has no further force and effect.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Amended and Restated Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

      Advances made under the Restated Credit Agreement bear interest at a rate equal to the Daily Three Month LIBOR (as defined in the Restated Credit Agreement) plus a 3.50% margin.

Advances made under the Restated Credit Agreement are repayable in full on March 18, 2014. The Company may prepay the Advances (unless in connection with the prepayment in full of all of the outstanding Advances) at any time without premium or penalty. If the Company prepays all of the outstanding Advances and terminates all commitments under the Restated Credit Agreement, the Company is obligated to pay a prepayment premium as set forth in the Restated Credit Agreement.

The Restated Credit Agreement contains certain covenants that, subject to certain exceptions, restrict, among other things, the Company and its subsidiaries from:

•	incurring additional indebtedness;

•	creating or permitting certain liens;

•	consolidating, merging, liquidating or dissolving;

•	making any investments, loans, advances, guarantees or acquisition;

•	selling, transferring, leasing or otherwise disposing of assets;

•	entering into sale and leaseback transactions;

•	entering in hedging agreements;

•	replacing the Company’s chief executive officer without the consent of WFCF;

•	making dividends or other distributions with respect to equity securities;

•	entering into transactions with affiliates; and

•	making capital expenditures in any fiscal year in excess of certain limits as set forth in the Restated Credit Agreement.

Amounts outstanding under the Restated Credit Agreement may become immediately due and payable upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Restated Credit Agreement that have become due; breach of any representation or warranty, or certain covenants; breach of any covenants in any of the related loan documents; filings or proceedings in bankruptcy; judgments rendered against the Company or any subsidiary involving aggregate liability greater than a threshold set forth in the Restated Credit Agreement; any lien created by the security documents ceasing to be in full force or effect; a change in control (as defined in the Restated Credit Agreement); or any subsidiary guarantee ceasing to be valid and binding.

In connection with the Restated Credit Agreement, on March 18, 2011, the Company entered into a Ratification Agreement with WFCF, pursuant to which the Company and its subsidiaries ratified and confirmed the security agreements and certain other loan documents that were executed in connection with the Prior Credit Agreement.

ITEM 3.03 Material Modifications to Right of Security Holders

The information set forth under “Reincorporation” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

ITEM 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

The information set forth under “Reincorporation” in Item 1.01 and Exhibits 3.1 and 3.2 set forth in Item 9.01 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

ITEM 8.01 Other Events

On March 21, 2011, Bell Delaware intends to file a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment will effect a 1-for-20 reverse stock split of Bell Delaware’s common stock for shareholders holding shares of Bell Delaware’s common stock on the date of filing such Certificate of Amendment (the “Reverse Split”), as previously approved at the Annual Meeting. As a result of the Reverse Split, shareholders owning fewer than 20 shares prior to the Reverse Split and holders of fractional shares that would otherwise have resulted from the Reverse Split will be cashed out and represent the right to receive cash in an amount equal to $1.85 per share of common stock (on a pre-Reverse Split basis) or $37.00 (on a post-Reverse Split basis) held immediately prior to the effectiveness of the Reverse Split. Such shareholders will no longer have an ownership interest in Bell Delaware.

The Certificate of Amendment is intended to enable Bell Delaware to reduce its “record holders” (as defined by Rule 12g5-1 of the Exchange Act) below 300, thereby allowing it to file a Form 15, cease its periodic reporting obligations under the Exchange Act and forego many of the expenses associated with operating as a public company subject to the reporting obligations of the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

3.1	Certificate of Incorporation of Bell Industries, Inc. (formerly Delaware Bell Industries, Inc.) (incorporated by reference to Exhibit B to the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on December 16, 2010 relating to its Annual Meeting of Shareholders held January 28, 2011)

3.2	Bylaws of Bell Industries, Inc. (formerly Delaware Bell Industries, Inc.) (incorporated by reference to Exhibit C to the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on December 16, 2010 relating to its Annual Meeting of Shareholders held January 28, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2011

BELL INDUSTRIES, INC.

By: /s/ Clinton J. Coleman
Name: Clinton J. Coleman
Title: Chief Executive Officer